Exhibit 3.70

Form 2-Sec. State 1984

ARTICLES OF INCORPORATION

Executed by the undersigned for the purpose of forming a Wisconsin corporation under the “Wisconsin Business Corporation Law”, Chapter 180 of the Wisconsin Statutes:

Article 1.

The name of the corporation is CORAL HEALTH SERVICES, INC.

	DEC 26 02:14PM
Article 2.	#. #
	111703 DCORP 70	70.00

The period of existence shall be perpetual.

Article 3.

The purposes shall be to engage in any lawful activities authorized by Chapter 180 of the Wisconsin Statutes.

Article 4.

The number of shares which it shall have authority to issue, itemized by classes, par value of shares, shares without par value, and series, if any, with a class, is:

Class	Series (If any)	Number of shares	Par value per share or statement that shares are without par value

Common	None	2,800	No par value

Article 5.

The preferences, limitation, designation, and relative rights of each class or series of stock, are no par stock may be issued by the corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors thereof, and any and all shares so issued, the fixed consideration for which has been paid or delivered, shall be deemed fully paid stock and not liable for any further call or assessment thereon, and the holder of such stock shall not be liable for any further payment.

Article 6.

The initial registered office is located in Milwaukee County, Wisconsin, and the address of such registered office is

3291 North Sherman Boulevard Milwaukee, WI 53216	The complete address, including street and number, if assigned, and the ZIP code, must be stated.

Article 7.

Name of initial registered agent at such address is Nellie W. Kendrick

– See instructions and suggestions elsewhere on the form –

Article 8. The number of directors constituting the board of directors shall be fixed by by-law.	XXX	XXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXX .

(Strike out the Article 8 you do not use)

Article 9. (Use of Article 9 is optional — see instructions)

The names of the initial directors are:

Article 10. (Other provisions)

The corporation shall, at all times, have first option or opportunity to purchase any and all shares of issued stock from any stockholder desiring to sell same before any stock-holder may offer such shares of stock for sale on the open market.

Article 11.

These articles may be amended in the manner authorized by law at the time of amendment.

Article 12.

The name and address of incorporator (or incorporators) are:

NAME	ADDRESS
(street & number, city, state & ZIP code)

Nellie W. Kendrick	3291 N. Sherman Blvd.
Milwaukee, WI 53216

Executed in duplicate on the 20 day of December, 1990

/s/ Nellie W. Kendrick

All incorporators	Nellie W. Kendrick

SIGN HERE

STATE OF WISCONSIN

ss.

County of Milwaukee

Personally came before me this 20 day of December A.D., 1998 the aforenamed incorporator(s) Nellie W. Kendrick to me known to be the person who executed the foregoing instrument, and acknowledged the same.

/s/ Thomas E. Dolan	(Seal)

Notary Public
Thomas E. Dolan
My Commission XXXXX is permanent

This document was drafted by	THOMAS E. DOLAN, Atty.	(See instructions)
(Name of person — please print or type)

INSTRUCTIONS AND SUGGESTIONS

CONTENT OF THE FORM

A.	Article 1. The name must contain “Corporation”, “Incorporated”, or “Limited” or the abbreviation of one of those words.

B.	Article 2. Insert “perpetual” or insert any limitation desired, but not “indefinite”.

C.	Article 3. You may strike out the inprinted purposes clause and substitute a clause to cite particular purposes, should you so desire. (The statute expressly states that it is not necessary to enumerate the powers.)

D.	Article 4. For the minimum filing fee, you may authorize 2,800 shares of no par value stock, or $S6,000 of par value stock. Some quantity of capital stock is to be authorized. See instructions on “Filing fees”

E.	Article 5. This means, in substance, that this article must show all the rights, privileges, and restrictions as between classes of stock and as between series of stock in any class. If desired, a provision may be inserted authorizing the directors to fix the variations in rights as to series of any class. If none, so specify.

F.	Articles 6 & 7. The corporation must have a registered office in Wisconsin and a registered agent at such office. This office need not be the same as the corporation’s place of business, but it must be the business office of the registered agent. The address of the registered office must be physically described, i.e., give the street name and number, when assigned, and city and ZIP code in Wisconsin, and the county within which the office is located. P.O. Box addresses may also be included for mailing purposes. BUT ARE INSUFFICIENT ALONE!

G.	Article 9. Sec. 180.32 (1) provides that the initial board of directors may be named in the articles of incorporation. If you do not name the initial board, strike out article 9.

H.	Article 10. Provided as a place in which to insert any desired material such a restricting preemptive rights, stock transfer restrictions, quorum provisions, etc.